STOCK OPTION AGREEMENT

            STOCK OPTION AGREEMENT dated as of August 19, 2004, between DATA SYSTEMS & SOFTWARE INC., a Delaware corporation (the "Company"), and Shlomie Morgenstern (the "Optionee").

                              Preliminary Statement

            Pursuant to the Company's 1994 Stock Incentive Plan (the "Plan"), and in accordance with Section 5(f)(ii) of the Employment Agreement, dated as of January 1, 2004 and executed on August 19, 2004, between the Optionee, the
Company and Databit Inc. (a wholly-owned subsidiary of the Company) (the "Employment Agreement"), the Board of Directors of the Company (the "Committee") has authorized the granting to Optionee of an option to purchase 305,000 shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), subject to the Plan and the terms and conditions set forth herein. The parties hereto desire to enter into this Agreement in order to set forth the terms of such option.

            Accordingly, the parties hereto agree as follows:

            1. Grant of Option. Subject to the Plan and the terms and conditions of this Agreement, the Company hereby grants to Optionee the option (the "Option") to purchase from the Company up to 305,000 shares of Common Stock (the "Option Shares") at a price per share of $0.71. The number of shares to which this Option pertains and the price per share at which this Option may be exercised are subject to adjustment in accordance with the provisions of the Plan.

            2. Plan Governs Terms of Option. The Option is subject in all respects to the terms and conditions of the Plan as amended to date. A copy of the Plan is available from the Secretary of the Company.

            3. Type of Option. The Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.

            4. Time of Exercise of Option. (a) This Option may be exercised as to not more than 105,000 shares at any time after August 18, 2006, as to not more than 205,000 shares at any time after February 18, 2007 and as to the total of 305,000 shares at any time after February 18, 2008 unless this Option has been terminated in accordance with the provisions of Paragraph 5.

            (b) Change of Control. Anything in the Employment Agreement and in this Paragraph 4 and in Paragraph 5 hereof to the contrary notwithstanding, this Option may be exercised as to all the Option Shares (less the number of Option Shares as to which it has previously been exercised, surrendered or forfeited) during the period commencing on the occurrence of a Change of Control (as defined in Section 6(c) of the Employment Agreement) of the Company or Databit Inc. ("Databit"), and ending on August 18, 2014.

            5. Termination of Option. This Option shall immediately terminate after August 18, 2014, or upon the earlier termination of the Optionee's employment with Databit or the Company, except that (x) if such termination was pursuant to Section 6 of the Employment Agreement, this Option may be exercised as to all the Option Shares (less the number of Option Shares as to which it has previously been exercised, surrendered or forfeited) and the Optionee's right to exercise such unexercised portion shall continue for 12 months after the date of such termination (but in no event later than August 18, 2014), or (y) if such termination was pursuant to Section 7 of the Employment Agreement and the date of such termination is on or after August 18, 2006, this Option may be exercised as to the number of Option Shares as to which it would otherwise have been exercisable and the Optionee's right to exercise such vested unexercised portion of this Option shall continue for three months after the date of such termination (but in no event later than August 18, 2014). The Optionee's right to exercise any portion of this Option after any termination of the Optionee's employment with Databit or the Company shall be subject to the Optionee's compliance with (i) Section 9 of the Employment Agreement (Non-Competition; Non-Disclosure of Information) and (ii) Section 10 of the Employment Agreement (Mutual Non-Disparagement)..

            6. Manner of Exercise. This Option may be exercised by the delivery to the Company of a written notice signed by the Optionee in the form of Exhibit A hereto, together with either (i) full payment of the purchase price therefor in cash or by certified check payable to the order of the Company or (ii) irrevocable instructions to a broker designated or approved by the Company to sell shares of Common Stock issuable upon exercise of this Option and promptly deliver to the Company a portion of the proceeds thereof equal to the exercise price and any applicable withholding taxes. As provided in the Plan, the Committee may require Optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to delivering to Optionee any shares purchased upon exercise of this Option. This Option may not be exercised with respect to a fractional share.

            7. Restriction on Transfer. This Option may not be assigned or transferred except by will or the law of descent and distribution and during the Optionee's lifetime may be exercised only by Optionee.

            8. Notice. Any notice or communication to the Company hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the following address (or to such other address as the Company shall from time to time specify):

                             Data Systems & Software Inc.
                             200 Route 17
                             Mahwah, New Jersey  07340
                             Attention: Secretary

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                   DATA SYSTEMS & SOFTWARE INC.


                                   By /s/ Yacov Kaufman
                                     -------------------------------------------
                                                  Yacov Kaufman, CFO

                                   OPTIONEE:

                                     /s/ Shlomie Morgenstern
                                     -------------------------------------------
                                                 Shlomie Morgenstern

                       EXHIBIT A TO STOCK OPTION AGREEMENT

                              OPTION EXERCISE FORM

DATA SYSTEMS & SOFTWARE INC.
200 ROUTE 17
MAHWAH, NJ  07430

Gentlemen:

            I hereby exercise the following portion of the stock option that has heretofore been granted to me as follows:

            Date of grant                    August 19, 2004
                         -------------------------------------------------------
            Exercise price per share              $0.71
                                    --------------------------------------------
            Number of shares underlying option grant
                                                    ----------------------------
            Number of shares underlying option held
                                                   -----------------------------
            Number of shares for which option being exercised hereby
                                                                    ------------
            In connection with this exercise [check one]:

            _____ I enclose my check in the amount of $__________

            _____ I am delivering to a broker designated or approved by the Company irrevocable instructions to (i) sell shares of Common Stock acquired upon exercise and (ii) promptly deliver to the Company a portion of the proceeds thereof equal to the exercise price and any applicable withholding taxes.

            I hereby agree to execute whatever other documents are necessary in order to comply with the Plan and any applicable legal requirements in connection with the issuance of the stock to me pursuant to the Plan.


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Optionee (Signature)                        Social Security Number


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Date                                        Address